UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2026

RANI THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

On August 1, 2026, Michelle Gilson was appointed to the Board, effective immediately, until the earlier of the Company’s next annual meeting of stockholders, the appointment and qualification of her successor, or her death, resignation, or removal. In addition, Ms. Gilson was appointed as chair of the Audit Committee.

Michelle Gilson, age 34, has served as the Chief Financial Officer of Arcellx, Inc., a biotechnology company, from May 2022 through its acquisition by Gilead Sciences, Inc. in April 2026. From 2018 to 2022, Ms. Gilson served as a Senior Biotechnology Equity Research Analyst at Canaccord Genuity Group Inc., a financial services firm, most recently as a Managing Director. She served as a Senior Associate at Jefferies LLC, an investment banking firm, from 2017 to 2018, an Associate at Nomura Group, a financial securities service firm from 2016 to 2017, an Associate Director at Oppenheimer & Co., Inc., an investment bank and financial services company from 2015 to 2016, and an Analyst at Goldman Sachs, an investment bank and financial services company, from 2014 to 2015, covering healthcare and biotechnology companies. Ms. Gilson holds a B.S. in Business Administration from the University of Southern California.

Ms. Gilson will receive compensation as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2026, and is incorporated by reference herein.

There are no arrangements or understandings between the Company and Ms. Gilson. In addition, there is no family relationship between each of Ms. Gilson and any of the Company’s other directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement (the “Indemnity Agreement”) with Ms. Gilson. The Indemnity Agreement provides, among other things, that the Company will indemnify Ms. Gilson, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to the Company as a director and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangement with Ms. Gilson, does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on July 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2026	Rani Therapeutics Holdings, Inc.

	By:	/s/ Nicholas Maestas
	Name:	Nicholas Maestas
	Title:	Chief Financial Officer